Exhibit 99.2

SOURCE: US Farms, Inc.

Jun 17, 2008 06:00 ET

US Farms, Inc. Signs Letter of Intent to Raise $3 Million in a Private Placement Funding
Highlighted Links

http://www.usfarmsinc.com

SAN DIEGO, CA--(Marketwire - June 17, 2008) - US Farms, Inc. (OTCBB: USFI), a diversified Farming and Nursery company, today announced that it has entered into a letter of intent with the investment banking firm of Chadbourn Securities, Inc. to raise $3 million in a private placement funding. Chadbourn Securities, Inc., Member FINRA and SIPC, caters to institutional and high net worth clients from offices in California, Chicago, Florida and New York.
Acting as Placement Agent for the Company, Chadbourn Securities will arrange for $3 million to be raised through the issuance of shares of common stock to be offered to "accredited investors," as the term is defined in Section 501 (a) of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, and debt.
US Farms, Inc.'s CEO, Yan K. Skwara, stated, "The proposed private placement will primarily be used to acquire key equipment to begin producing finished consumer products that contain Aloe Vera. We are beginning to shed our non-performing, capital intensive produce businesses in favor of expanding operations in the thriving Aloe Vera industry across multiple wholesale and retail markets. Gross margins for consumer products containing Aloe Vera range from 100% to 300%, depending on the product, and we look forward to entering this market by early 2009."
Skwara continued, "We are pleased to have established this Investment Banking relationship with Chadbourn Securities as we have worked hard this past year to enable this company to create this opportunity with a reputable Investment Bank. We look forward to growing the company and hitting new milestones in 2008 and forward."
About Chadbourn Securities
Chadbourn Securities, Inc. is a full-service brokerage firm offering a wide array of products and services.
Growing conservatively over the last decade, has allowed us to build a solid foundation to meet the demands of the constantly changing financial environment. Our success and longevity reflect our devotion to serving the financial objectives of our clients. The relationship between our investment executives and clients is built on trust. Chadbourn Securities, Inc. has no proprietary products, which affords us the impartiality to offer our clients investments suitable to their individual needs.
Our professionals tailor our services to fit your special financial needs ... whether that means engaging in sophisticated trades and sales or building a diversified investment portfolio for you, your business or your family.
The Trading Department is trained to provide sales support and timely execution. By direct access to dealers across the country, the trading desk searches for the best prices available for our clients.
Chadbourn Securities, Inc. clears its daily business through First Southwest Company, one of the premiere clearing firms in our industry. Customer accounts are insured over and above the coverage provided by the Securities Investors Protection Corporation, (SIPC). Net Assets are insured up to $5,000,000, (cash balances up to $100,000), per investor. Retirement Plan Accounts have total protection up to $10,000,000 and Resource Management Accounts are insured up to $50,000,000.
About US Farms, Inc.
US Farms, Inc. is a diversified commercial Farming and Nursery company. The company grows, markets and distributes horticultural products through a number of wholly owned subsidiaries. Horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through its subsidiaries, the Company provides a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads.
For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI.
Safe Harbor
Forward-looking statement:
Except for historical information, this press release contains forward-looking statements, which reflect the Company's current expectation regarding future events. These forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from those statements. Those risks and uncertainties include, but are not limited to, ability to divest its produce brokerage; actual acquisition of Aloe Vera manufacturing and bottling equipment; changing market conditions and other risks detailed from time to time in the Company's ongoing quarterly filings, annual information form, and annual reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events in this press release might not occur.

Contacts:

Contact:

US Farms, Inc.

Tel: 858-488-7775 Ext 101 or 800-845-9133

Fax: 858-488-2828

Investor Relations

Jamie Dryer

Flagler Communications

Email Contact

561-837-8057

http://www.otcfn.com/usfi

Corporate Headquarters:

Chadbourn Securities, Inc.

9191 R.G. Skinner Parkway Suite 501

Jacksonville, FL 32256

Phone: (904) 363-2010

Fax: (904) 236-6440

Email: Info@chadbournsecurities

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